EXHIBIT 10.1

EQUITY COMPENSATION AGREEMENT
This Equity Compensation Agreement (the “Agreement”) is made by and between Helix Energy Solutions Group, Inc. (the “Company”) and Alisa Johnson (“Johnson”) effective May 1, 2019.
WHEREAS, the Company previously granted to Johnson under the Company’s 2005 Long Term Incentive Plan (as amended and restated effective as of January 1, 2017), the following equity compensation awards: a restricted stock award dated January 3, 2017 (the “2017 Restricted Stock Award”), a restricted stock award dated January 2, 2018 (the “2018 Restricted Stock Award”), and a restricted stock award dated January 2, 2019 (the “2019 Restricted Stock Award”); and
WHEREAS, in connection with Johnson’s retirement from and long-standing service to the Company as an executive officer, the Compensation Committee has approved the amendment of, and the Company desires to amend, the 2017 Restricted Stock Award, the 2018 Restricted Stock Award, and the 2019 Restricted Stock Award;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree that the award agreements evidencing the 2017 Restricted Stock Award, the 2018 Restricted Stock Award, and the 2019 Restricted Stock Award are hereby amended as follows:
On May 1, 2019, the Forfeiture Restrictions (as defined in the Restricted Stock Award Agreements evidencing the above-described stock awards) with respect to 19,842 shares of the common stock of the Company (“Stock”) granted under the 2017 Restricted Stock Award shall lapse. On May 1, 2019, the Forfeiture Restrictions with respect to 46,420 shares of Stock granted under the 2018 Restricted Stock Award shall lapse. On May 1, 2019, the Forfeiture Restrictions with respect to 97,043 shares of the Stock of the Company granted under the 2019 Restricted Stock Award shall lapse.
This Agreement shall be binding on the Company, its successors and assigns.
This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of such counterparts together shall constitute a single instrument. An electronic copy (including in .pdf format) or facsimile of a signature hereto will be binding on the signatory as if it were an original signature.
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Johnson has executed this Agreement, all effective as of the date first above written.

HELIX ENERGY SOLUTIONS GROUP, INC.			JOHNSON

By:	/s/ Owen Kratz		/s/ Alisa Johnson
	Name:	Owen Kratz	Alisa Johnson
	Title:	President and Chief Executive Officer